UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 25, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Fox Factory Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on February 26, 2019 (the “Original Form 8-K”), which reported, among other things, the transition of Larry L. Enterline to Executive Chairman of the Company’s Board of Directors (the “Board”), effective June 29th, 2019 (the “Effective Date”), and the appointment of Michael C. Dennison to serve as Chief Executive Officer (“CEO”) of the Company on the Effective Date. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Original Form 8-K, on the Effective Date, (a) Mr. Enterline transitioned from his role as CEO of the Company to the role of Executive Chairman of the Board, and (b) Mr. Dennison transitioned from his role as President, Powered Vehicles Group of the Company to the role of CEO of the Company.
In connection with Mr. Enterline’s appointment as Executive Chairman of the Board, on June 26, 2019, the Company and Mr. Enterline executed an Amended and Restated Employment Agreement (the “Enterline Employment Agreement”), which was effective on June 29, 2019 and amends and restates the Employment Agreement entered into by and between the Company and Mr. Enterline on July 22, 2013, as previously amended (the “Original Enterline Employment Agreement”). The Enterline Employment Agreement provides for a base salary of $400,000 per annum. In addition to the base salary, the Enterline Employment Agreement provides that Mr. Enterline is still eligible to receive a pro-rated performance bonus for the portion of the fiscal year ending January 3, 2020, during which Mr. Enterline served as the CEO of the Company, under the terms of the Original Enterline Employment Agreement, and has the ability to participate in Company employee benefit plans on the same terms as other similarly situated executive officers. The Enterline Employment Agreement also provides Mr. Enterline with certain payments and benefits upon termination of his employment. Specifically, under the terms of the Enterline Employment Agreement, in the event that his employment terminates, Mr. Enterline would be entitled to receive the following payments and compensation: (a) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation, and (b) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation.
In connection with Mr. Dennison’s appointment as CEO of the Company, on June 26, 2019, the Company and Mr. Dennison executed an Amended and Restated Employment Agreement (the “Dennison Employment Agreement”), which was effective on June 29, 2019 and amends and restates the Employment Agreement entered into by and between the Company and Mr. Dennison on August 29, 2018, as previously amended (the “Original Dennison Employment Agreement”). The Dennison Employment Agreement provides for a base salary of $662,000 per annum. Pursuant to the Dennison Employment Agreement, Mr. Dennison is also eligible to receive: (a) a bonus ranging from 0% to 135% of his annual base salary based on the Company’s achievement of certain EBITDA targets as provided for in the Dennison Employment Agreement (which shall be prorated for 2019 based on time served as CEO, and under the Original Dennison Employment Agreement for time served as President, Powered Vehicles Group), and (b) awards of stock options, restricted stock or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. In addition to the base salary, and edibility for performance bonuses and equity awards, the Dennison Employment Agreement provides for the ability to participate in Company employee benefit plans on the same terms as other similarly situated executive officers.

The Dennison Employment Agreement also provides Mr. Dennison with certain payments and benefits upon termination of his employment under certain circumstances. Specifically, under the terms of the Dennison Employment Agreement, in the event that he resigns without “Good Reason” (as defined in the Dennison Employment Agreement), or his employment terminates due to mutual agreement, death, disability, or for “Cause” (as defined in the Dennison Employment Agreement), Mr. Dennison would be entitled to receive the following payments and compensation: (a) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation, and (b) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation. In addition, in the event of termination of Mr. Dennison’s employment due to his death or disability, he would also be entitled to receive a pro rata lump sum cash payment of his performance bonus (which he would have earned under the Dennison Employment Agreement if employed for the entire fiscal year in which such termination occurs, and payable during the year the applicable audited financial statements become available). In the event Mr. Dennison’s employment is terminated without Cause or if Mr. Dennison resigns for “Good Reason,” he would be entitled, provided he executes a release in favor of the Company, to receive the following payments and compensation: (i) accrued and unpaid annual base salary for services rendered prior to the date of termination or resignation; (ii) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation; (iii) severance in an amount equal to his annual base salary as of the date of termination, unless his base salary was reduced in such a way as to trigger a “Good Reason” resignation, in which case the severance amount will be equal to his annual base salary prior to such reduction, provided that such severance amount is greater than his base salary at termination, payable in 12 substantially equal payments following execution of a release; (iv) a pro rata payment of his performance bonus (which he would have earned under the Dennison Employment Agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available); and (v) continued Company sharing in the cost of health care insurance during the period Mr. Dennison receives severance.
This summary of the Enterline Employment Agreement and the Dennison Employment Agreement (collectively, the “Employment Agreements”) do not purport to be complete and are subject to and qualified in their entirety by reference to the text of the Employment Agreements, included as Exhibit 10.1 and Exhibits 10.2, respectively, to this filing. Exhibit 10.1 and Exhibit 10.2 are incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, effective June 29, 2019, between Fox Factory Holding Corp. and Larry L. Enterline
10.2	Amended and Restated Employment Agreement, effective June 29, 2019, between Fox Factory Holding Corp. and Michael C. Dennison

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	July 1, 2019	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer